UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

AECOM

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 South Grand Avenue, 9th Floor

Los Angeles, California 90071

(Address of principal executive offices)
(Zip Code)

(213) 593-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 8.01. Other Events.

On March 24, 2021, AECOM (the “Company”) announced the commencement of a cash tender offer (the “Tender Offer”) for up to $500 million in aggregate purchase price of the Company’s outstanding 5.875% Senior Notes due 2024 (the “Notes”). In connection with the Tender Offer, the Company is also soliciting consents from holders of the Notes to amend certain provisions of the indenture with respect to the Notes (the “Consent Solicitation”). A copy of the press release announcing the Tender Offer and the Consent Solicitation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offer. The Tender Offer and the Consent Solicitation are only being made pursuant to an Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to holders of Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Item	9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Dated March 24, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Date: March 24, 2021	By:	/s/ David Y. Gan
		Name:	David Y. Gan
		Title:	Executive Vice President, Chief Legal Officer